                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 2, 2005

                        Blonder Tongue Laboratories, Inc.
             (Exact Name of registrant as specified in its charter)

            Delaware                     1-14120                   52-1611421
        (State or other          (Commission File Number)      (I.R.S. Employer
 jurisdiction ofincorporation)                               Identification No.)

                One Jake Brown Road, Old Bridge, New Jersey        08857
               (Address of principal executive offices)         (Zip Code)

       Registrant's telephone number, including area code: (732) 679-4000

                              Not Applicable
    (Former name or former address, if changed since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

[_]  Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On February 2, 2005, the Board of Directors of Blonder Tongue Laboratories,
Inc. (the “Company”) granted an option to purchase 5,000 shares of the Company’s common stock to each of its  non-employee  directors  pursuant to the  Company’s
Amended and Restated 1996 Director Option Plan. The  non-employee  directors who received an option are Robert E. Heaton,  Robert B. Mayer, Stephen K. Necessary,
Gary P. Scharmett and James F. Williams.  The options will become exercisable on
May 31, 2005 and will expire on February 1, 2015.  The  exercise  price is $3.85 per share,  but is subject to increase  if the fair  market  value of the common stock is higher than $3.85 per share on the date that the trading  window  opens under the Company’s Policy Regarding Special Trading Procedures.  If higher, the exercise price will be equal to the fair market value (equal to the mean average of the high and low selling prices as reported on the American  Stock  Exchange)
of the common stock on the date the trading window opens.

                                    SIGNATURE

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                            BLONDER TONGUE LABORATORIES, INC.

                            By:     /s/ Eric Skolnik
                               Eric Skolnik
                               Senior Vice President and Chief Financial Officer

Date: February 8, 2005

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